EXHIBIT 99.2

Ad-hoc notification pursuant to Article 17 of Regulation (EU) No. 596/2014

ADTRAN Holdings, Inc.: Preliminary Revenue and Non-GAAP Operating Margin Below Guidance Range and Preliminary Earnings Per Share Expected Below Analyst Consensus for Q2 2026

Huntsville, Alabama (United States of America). July 22, 2026 (CT)

During the preparation of its report for the second quarter of 2026, ADTRAN Holdings, Inc. (“ADTRAN Holdings” or the “Company”) (NASDAQ: ADTN; FSE: QH9) determined today that its preliminary unaudited U.S. GAAP revenue and preliminary non-GAAP operating margin for the second quarter of 2026 was below the Company’s previously issued guidance range, and that both its preliminary non-GAAP diluted earnings per share was below current analyst consensus.

The preliminary unaudited results were as follows:

•
Preliminary U.S. GAAP revenue for the second quarter of 2026 was between $280.0 million to $282.0 million, which is below the Company’s previously announced guidance range of $283.0 million to $303.0 million.
•
Preliminary non-GAAP operating margin for the second quarter of 2026 was between 3.5% to 4.0%, and therefore below the Company’s previously announced guidance range of 5.0% to 9.0%.
•
The Company currently expects second quarter 2026 preliminary non-GAAP basic and diluted earnings per common share attributable to ADTRAN Holdings, Inc. to be between $0.03 and $0.05, and therefore below the analyst consensus of $0.13.

Based on currently available information, the deviation from guidance related to revenue and from analyst consensus relating to non-GAAP earnings per share resulted from project timing from a customer and the current elevated component and freight cost environment.

The information contained in this ad hoc notification is solely based on unaudited results. Final results may differ from the information contained in this ad hoc notification and remain subject to completion of the Company’s quarter-end financial close procedures and customary review processes. Non-GAAP operating margin (which is calculated as non-GAAP operating income divided by revenue) and non-GAAP basic and diluted earnings per common share attributable to ADTRAN Holdings, Inc. are non-GAAP financial measures. Reconciliations between GAAP operating income (loss), GAAP operating margin for the second quarter, net loss inclusive of the non-controlling interest, net loss attributable to the Company, and loss per share – basic and diluted – , attributable to the Company and non-GAAP operating income, non-GAAP operating margin, non-GAAP net income inclusive of the non-controlling interest, non-GAAP net income attributable to the Company and non-GAAP net earnings per share – basic and diluted – , attributable to the Company, respectively, are set forth in the tables provided below.

The Company will release its final financial results for the second quarter of 2026 after the market close on Monday, August 3, 2026 (Central Time), or before the market opening on Tuesday, August 4, 2026 (Central European Time), respectively, at https://investors.adtran.com/.

Cautionary Note Regarding Forward-Looking Statements

Statements contained in this ad hoc notification which are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can also generally be identified by the use of words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “may,” “could” and similar expressions. Examples of forward-looking statements include, among others, statements regarding management’s expectations with respect to the Company’s final revenue, final GAAP and non-GAAP operating margin, and final non-GAAP earnings per share for the second quarter 2026. In addition, ADTRAN Holdings, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such forward-looking information speaks only as of the date hereof, and ADTRAN Holdings undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise, except to the extent as may be required by law. All such forward-looking statements are necessarily estimates and reflect management’s best judgment based upon current information. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which have caused and may in the future cause actual events or results to differ materially from those estimated by ADTRAN Holdings include, but are not limited to: (i) risks and uncertainties relating to our ability to remain in compliance with the covenants set forth in and satisfy the payment obligations under our credit agreement and convertible notes, to satisfy our payment obligations to Adtran Networks’ minority shareholders under the Domination and Profit and Loss Transfer Agreement between us and Adtran Networks (the “DPLTA”), and to make payments to Adtran Networks in order to absorb its annual net loss pursuant to the DPLTA; (ii) the risk of fluctuations in revenue due to lengthy sales and approval processes required by major and other service providers for new products, as well as shifting customer spending patterns; (iii) risks and uncertainties related to our inventory practices and ability to match customer demand; (iv) risks and uncertainties relating to our level of indebtedness and our ability to generate cash; (v) risks and uncertainties relating to ongoing material weaknesses in our internal control over financial reporting; (vi) risks posed by changes in general economic conditions and monetary, fiscal and trade policies, including tariffs; (vii) risks and uncertainties relating to our international operations, including potential exposure to ongoing military conflicts (including the conflicts in Iran, Ukraine, and Israel and the surrounding areas); (viii) risks posed by potential breaches of information systems and cyber-attacks (ix) the risk that we may not be able to effectively compete, including through product improvements and development; and (x) the other risks set forth in our public filings made with the Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K for the year ended December 31, 2025, our Form 10-Q for the quarterly period ended March 31, 2026, and our Form 10-Q for the quarterly period ended June 30, 2026 to be filed with the SEC.

Additionally, the financial measures presented herein are a preliminary estimate, remain subject to our internal controls and procedures, and are subject to risks and uncertainties, including, among others, changes in connection with quarter-end adjustments. Any variation between the Company’s actual financial results and the preliminary ranges set forth herein may be material.

Explanation of Use of Non-GAAP Financial Measures

Set forth in the tables below are a reconciliation of preliminary operating loss, operating margin, net loss inclusive of the non-controlling interest, net loss attributable to the Company, and loss per share – basic and diluted – , attributable to the Company, in each case as reported based on generally accepted accounting principles in the United States (“GAAP”) to preliminary non-GAAP operating income, non-GAAP operating margin, non-GAAP net income inclusive of the non-controlling interest, non-GAAP net income attributable to the Company and non-GAAP net earnings per share – basic and diluted – , attributable to the Company, respectively. Such non-GAAP measures exclude acquisition-related expenses, amortization and adjustments (consisting of intangible amortization of backlog, developed technology, customer relationships, and trade names acquired in connection with business combinations), stock-based compensation expense, deferred compensation adjustments, and certain one-time professional fees and other expenses. These measures are used by management in our ongoing planning and annual budgeting processes. Additionally, we believe the presentation of these non-GAAP measures, when combined with the presentation of the most directly comparable GAAP financial measures, are beneficial to the overall understanding of ongoing operating performance of the Company.

These non-GAAP financial measures are not prepared in accordance with, or an alternative for, GAAP and therefore should not be considered in isolation or as a substitution for analysis of our results as reported under GAAP. Additionally, our calculation of these non-GAAP measures may not be comparable to similar measures calculated by other companies.

Reconciliation of Preliminary Operating Loss and Preliminary Operating Margin to Preliminary Non-GAAP Operating Income and Preliminary Non-GAAP Operating Margin

(Unaudited)

(In millions)

Three Months Ended June 30, 2026 Expected Range
Total Revenue	$280.0 - $282.0

Operating Loss	$(8.9) - $(11.2)
Acquisition related expenses, amortizations and adjustments (1)	$10.9 - $12.2
Stock-based compensation expense	$2.4 - $3.4
Deferred compensation adjustments (2)	$5.0 - $6.0
Professional fees and other expenses (3)	$0.5 - $0.9
Non-GAAP Operating Income	$9.9 - $11.3

Operating Margin	(3.2)% - (4.0)%
Non-GAAP Operating Margin	3.5% - 4.0%

(1) Includes intangible amortization of backlog, inventory fair value adjustments, developed technology, customer relationships, and trade names acquired in connection with business combinations. We incur charges relating to the amortization of intangible assets and exclude these charges for purposes of calculating our non-GAAP measures. Such charges are significantly impacted by the timing and magnitude of our acquisitions. We exclude these charges for the purpose of calculating our non-GAAP measures, primarily because they are noncash expenses and our internal benchmarking analyses evidence that many industry participants and peers present non-GAAP financial measures excluding intangible asset amortization. Although this does not directly affect our cash position, the loss in value of intangible assets over time can have a material impact on the equivalent GAAP earnings measure.

(2) Includes non-cash change in fair value of equity investments held in the ADTRAN Holdings, Inc. Deferred Compensation Program for certain employees, all of which is included in selling, general and administrative expenses on the condensed consolidated statement of loss.

(3) Includes professional fees related to an internal investigation, a benefit plan adjustment, and fees relating to other one-time professional fees and business expenses.

Supplemental Information

Reconciliation of Preliminary Net Loss inclusive of Non-Controlling Interest to

Preliminary Non-GAAP Net Income inclusive of Non-Controlling Interest

(Unaudited)

and

Reconciliation of Preliminary Net Loss attributable to ADTRAN Holdings, Inc. and

Preliminary Loss per Common Share attributable to ADTRAN Holdings, Inc. – Basic and Diluted to

Preliminary Non-GAAP Net Income attributable to ADTRAN Holdings, Inc. and

Preliminary Non-GAAP Earnings per Common Share attributable to ADTRAN Holdings, Inc. – Basic and Diluted

(Unaudited)

(In millions, except per share amounts)

Three Months Ended June 30, 2026 Expected Range
Net Loss attributable to ADTRAN Holdings, Inc. common stockholders	$(9.9) - $(11.0)
Effect of redemption of RNCI (1)	$(0.6)
Net Loss attributable to ADTRAN Holdings, Inc.	$(10.5) - $(11.6)
Net Income attributable to non-controlling interest (2)	$2.2
Net Loss inclusive of non-controlling interest	$(8.3) - $(9.4)
Acquisition related expenses, amortizations and adjustments (3)	$10.9 - $12.2
Stock-based compensation expense	$2.4 - $3.4
Deferred compensation adjustments (4)	$0.2 - $0.4
Professional fees and other expenses (5)	$0.5 - $0.9
Tax effect of adjustments to net loss	$(2.0) - $(1.6)
Non-GAAP Net Income inclusive of non-controlling interest	$3.7 - $5.9
Net Income attributable to non-controlling interest (2)	$(2.2)
Non-GAAP Net Income attributable to ADTRAN Holdings, Inc.	$1.5 - $3.7
Effect of redemption of RNCI (1)	$0.6
Non-GAAP Net Income attributable to ADTRAN Holdings, Inc. common stockholders	$2.1 - $4.3

Weighted average shares outstanding – basic	80,948
Weighted average shares outstanding – diluted	80,948

Loss per common share attributable to ADTRAN Holdings, Inc. – basic	$(0.12) - $(0.14)
Loss per common share attributable to ADTRAN Holdings, Inc. – diluted	$(0.12) - $(0.14)

Non-GAAP Earnings per common share attributable to ADTRAN – basic	$0.03 - $0.05
Non-GAAP Earnings per common share attributable to ADTRAN – diluted	$0.03 - $0.05

(1) Loss per common share attributable to ADTRAN Holdings, Inc. - basic and diluted - reflects a $0.6 million effect of redemption of RNCI for the three months ended June 30, 2026.

(2) Represents the non-controlling interest portion of the Company's ownership of Adtran Networks pre-DPLTA and the annual recurring compensation earned by redeemable non-controlling interests and accrued by the Company post-DPLTA.

(3) We incur charges relating to the amortization of intangible assets and exclude these charges for purposes of calculating our non-GAAP measures. Such charges are significantly impacted by the timing and magnitude of our acquisitions. We exclude these charges for the purpose of calculating our non-GAAP measures, primarily because they are noncash expenses and our internal benchmarking analyses evidence that many industry participants and peers present non-GAAP financial measures excluding intangible asset amortization. Although this does not directly affect our cash position, the loss in value of intangible assets over time can have a material impact on the equivalent GAAP earnings measure.

(4) Includes non-cash change in fair value of equity investments held in deferred compensation plans offered to certain employees.

(5) Included in cost of revenue, selling, general and administrative and research and development expenses on the condensed consolidated statements of loss. Includes one-time professional fees, business expenses, related employee exit costs and offset by a reversal of a provision in connection with a 401(k) plan corrective action which the Company received a compliance statement from the IRS approving a retroactive amendment to correct the matter.

Published by

ADTRAN Holdings, Inc.

www.adtran.com

Media contact

Gareth Spence

+44 1904 699 358

mail to: public.relations@adtran.com

Notifying person and contact for investors

Rob Fink

mail to: investor.relations@adtran.com